Execution Copy

                           NORTHLAND CRANBERRIES, INC.

                     SEVERANCE AND NONCOMPETITION AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement") is entered into as of November 6, 2001, by and between John Swendrowski ("Executive") and Northland Cranberries, Inc., a Wisconsin corporation (the "Company"). The Company and Executive are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

         WHEREAS, Executive is an employee of the Company;

         WHEREAS, the Company desires to provide, and Executive desires to receive, certain severance benefits subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Company and Sun Northland, LLC, a Delaware limited liability company ("Sun") are parties to a Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), whereby Sun shall purchase shares of the Company's Class A Common Stock, par value $.01 per share and shares of the Company's Series A Preferred Stock, par value $.01 per share;

         WHEREAS, it is a condition of the Stock Purchase Agreement that Executive enter into this Agreement;

         In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.       Severance Payments.

         (a) If prior to the one year anniversary of the date hereof Executive's employment with the Company is terminated by the Company or its successors in interest without Cause or if Executive resigns for Good Reason, Executive shall be entitled to continue to receive his then-current base salary, which shall be no lower than his base salary as of the date hereof (the "Base Salary") payable in regular semi-monthly installments as special severance payments for six-months from the date of termination, and Executive shall not be entitled to any other salary, compensation or benefits after termination of his employment except as otherwise provided herein.

         (b) If Executive's employment with the Company is terminated by the Company for Cause, or upon Executive's resignation without Good Reason, death or mental or physical disability or incapacity (as determined by the board of directors (the "Board") of the Company in its good faith judgment) or after the one year anniversary of the date hereof, Executive shall only be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter other than as provided herein.

         (c) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder or under any other agreement which accrue or become payable after the termination or expiration of Executive's employment with the Company shall cease upon such termination or expiration, other than those expressly required under applicable law (such as under the Company's 401(k) plan and the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")). The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it or its Subsidiaries owes Executive. Notwithstanding the foregoing, during the Post-Severance Period, if any, the Company shall pay 100% of the cost of Executive's health insurance premiums.

     2.   Noncompetition and Nonsolicitation Agreement

         (a) Noncompetition. Executive agrees that during the Non-Competition Period, he shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, participate in any business or enterprise which is a direct and substantial competitor of the Company or its Subsidiaries as of the date he ceased to be employed by the Company and which is located in the United States. For purposes of this Agreement, the term "participate" shall be limited to the performance of services that are the same or substantially similar to the services Executive provided to the Company during the period of his employment with the Company. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

         (b) Nonsolicitation of Employees. Executive agrees that during the Non-Competition Period, he shall not induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave their employ or in any way interfere with the relationship between the Company or any of its Subsidiaries and any of their employees.

         (c) Nonsolicitation of Former Employees. Executive agrees that during the Non-Competition Period, he shall not hire any person who was an employee of the Company or any Subsidiary at any time during Executive's employment with the Company.

         (d) Nonsolicitation of Customers. Executive agrees that during the Non-Competition Period, he shall not solicit any customer of the Company, or induce or attempt to induce any customer of the Company from ceasing doing business with the Company or decreasing the amount of business such customer does with the Company including, without limitation, customers such as supermarkets, convenience stores, and other markets which sell the Company's products.

         (e) Nonsolicitation of Company Relationships. Executive agrees that during the Non-Competition Period, he shall not induce or attempt to induce any supplier, vendor, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with them or in any way interfere with the relationship between the Company or any of its Subsidiaries and any such person or business relation (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

         (f) Right to Relief. Executive agrees that the Company would suffer irreparable harm from a breach of any of the covenants or agreements contained in this Section 2. In the


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event of an alleged or threatened breach by Executive of any of the provisions of this Section 2, the Company or their successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and / or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period) by a period equal to the length of the violation of this Section 2. In the event of an alleged breach or violation by Executive of any of the provisions of this Section 2, the Non-Competition Period shall be tolled until such alleged breach or violation has been duly cured. Executive agrees that these restrictions are reasonable.

     3.  Confidential Information.

         (a) Third Party Information. Executive understands that the Company and its affiliates will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and its affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Executive's employment with the Company and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its affiliates who need to know such information in connection with their work for the Company or its affiliates) or use, except in connection with his work for the Company or its affiliates, Third Party Information unless expressly authorized by the Board in writing or to the extent that the aforementioned matters become generally known to and available for use by the public as a result of the Company's disclosure of such information in its public filings.

         (b) Confidential Information. Executive acknowledges that the information, observations and data relating to the business of the Company and its Subsidiaries which Executive has obtained as an employee, officer, director and stockholder of the Company are the property of the Company. Executive agrees that, to the extent such confidential information does not constitute a Trade Secret, during the Executive's employment with the Company and for 18 (eighteen) months thereafter, he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive agrees that, to the extent such confidential information does constitute a Trade Secret, during the Executive's employment with the Company and thereafter until such information is no longer a Trade Secret, he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board. Executive shall either destroy (and deliver to the Company a written certification that he destroyed) or deliver to the Company immediately upon termination of employment with the Company for any reason (whether by resignation, death, disability or termination with or without Cause), or at any other time, the Board may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its Subsidiaries which Executive may then possess or have under his control.

         (c) Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company


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

and its Subsidiaries and which are conceived, developed or made by him at any time he is an employee of the Company ("Work Product") are "Works Made for Hire" and belong to the Company. To the extend any Work Product is not a "Work Made for Hire", Executive hereby assigns and agrees to assign to the Company all rights in and to such Work Product. Executive shall promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Executive's employment with the Company) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

         4. Additional Acknowledgments. Executive acknowledges that the provisions of this Agreement are in consideration of Executive's continued employment with the Company and other good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Sections 2 and 3 do not preclude Executive from earning a livelihood. In addition, Executive agrees and acknowledges that the potential harm to the Company of the non-enforcement of Sections 2 and 3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future.

         5. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                Notices to Executive:

                John Swendrowski
                c/o Northland Cranberries, Inc.
                800 First Avenue South
                P.O. Box 8020
                Wisconsin Rapids, WI 54495-8020
                Fax:  (715) 422-6844

                Notices to the Company:

                Northland Cranberries, Inc.
                800 First Avenue South
                P.O. Box 8020
                Wisconsin Rapids, WI 54495-8020
                Fax:  (715) 422-6844
                Attn: General Counsel


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                With copies to:
                Sun Northland, LLC
                c/o Sun Capital Partners, Inc.
                5200 Town Center Road, Suite 470
                Boca Raton, FL 33486
                Fax: (561) 394-0540
                Attn: C. Deryl Couch

                         and

                Kirkland & Ellis
                200 East Randolph Drive
                Chicago, Illinois 60601
                Fax:  (312) 861-2200
                Attn:  Douglas C. Gessner

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

         6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         7. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         8. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         9. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors


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

and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

         11. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin.

         12. Submission to Jurisdiction. Each Party hereto submits to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 5 above. Nothing in this Section 12, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         13. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate Executive's employment for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

         14. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Cause" means any of (i) conviction of a felony, (ii) acts of moral turpitude, (iii) willful action taken for the purpose of harming Sun or the Company, (iv) the engaging in an act or acts of substantial dishonesty or unethical business conduct, in any case materially harming the Company, (v) gross negligence or reckless activity in the conduct of the business of the Company (including, without limitation, a material breach of any employee manual now existing or hereinafter instituted), (vi) failure to abide by any directive of the Board, or (vii) material abandonment of duties with respect to the Company; provided, no termination shall be "for Cause" unless the Company has
(i) notified Executive of the act (or failure to act) constituting Cause and provided Executive with 10 days to cure such act (or failure to act) to the reasonable satisfaction of the Board (excluding Executive) and (ii) provided Executive an opportunity, together with Executive's counsel, to be heard before the Board upon the Company's receipt of a


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written request from the Executive within 5 days after the end of the foregoing cure period, and such hearing shall take place within 5 days of the Company's receipt of such notice. Any meeting of the Board or hearing for purposes of this definition may be telephonic. Notwithstanding the foregoing, in the event Executive objects to a termination based on any of sections (iii) through (vii) of the definition of "Bad Cause", Executive and the Company shall arbitrate such dispute in Chicago, Illinois, with such arbitration to be completed within 60 days of Executive's written request for such arbitration, the arbitrator will apply Wisconsin law and the decision of the arbitrator with respect to the issue of whether or not the definition of "Bad Cause" was met shall be final and nonappealable.

         "Good Reason" means any reduction by the Company of Executive's annual base salary level from its current $420,000 level.

         "Non-Competition Period" means the period beginning on the date Executive ceases to be employed by the Company and ending on the last day of the Post-Severance Period or, if there is no Post-Severance Period, ending on the last day of the Severance Period; provided that (a) the Non-Competition Period shall in no event exceed the eighteen (18) month anniversary of the date Executive ceases to be employed by the Company, and (b) if there is no Severance Period, there shall be no Non-Competition Period.

         "Post-Severance Period" means such period beginning immediately upon the termination of the Severance Period and ending at such time as the Board, in its sole discretion, shall determine, provided that Executive receives, in regular semi-monthly installments from the Company, payments which shall be equal to (on an annualized basis) fifty percent (50%) of his base salary from the Company on the date he ceases to be employed by the Company. The Post-Severance Period shall end on the date Executive ceases to receive such regular semi-monthly installments from the Company provided in the foregoing sentence.

         "Severance Period" means the period beginning on the date Executive ceases to be employed by the Company and ending on the date Executive ceases to receive severance pay (it being understood that "severance pay" means the continuation of Executive's base salary as in effect at the time of such termination), whether pursuant to this Agreement or whether granted at the discretion of the Board.

         "Subsidiaries" shall mean any corporation, limited liability company or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

         "Trade Secret" shall means information, including without limitation a formula, pattern, compilation, program, device, method, technique or process that: (1) derives independent economic value, actual or potential, from not being generally known to, and not being easily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under circumstances to maintain its secrecy.

                                    * * * * *


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IN WITNESS WHEREOF, the parties hereto have executed this Severance and
Noncompetition Agreement as of the date first written above.

                                          NORTHLAND CRANBERRIES, INC.


                                          By:
                                                --------------------------------
                                          Its:
                                                --------------------------------


                                           /s/ John Swendrowski
                                          --------------------------------------
                                          JOHN SWENDROWSKI